Exhibit 10.3

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (“Agreement”) is made this        day of September, 2013 to be effective the        day of September, 2013 and is entered into at Indianapolis, Indiana, by and among The Huntington National Bank, a national banking association (“Lender”), with a principal mailing address of 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204; Merchants Bancorp, an Indiana corporation (“Borrower”), with a principal mailing address of 11711 North Meridian Street, Suite 528, Carmel, Indiana 46032; and Providence Bank, a Missouri state banking corporation (“Providence Bank”), with a principal mailing address of 815 West Stadium Boulevard, Jefferson City, Missouri 65109.

RECITALS:

A.            Lender and Borrower entered into a certain Loan Agreement dated September 24, 2012 (the “Original Loan Agreement”) wherein which Lender agreed to make a Revolving Line of Credit Loan (as defined in the Loan Agreement) to Borrower in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00).

B.            In connection with the Original Loan Agreement, Borrower executed and delivered to Lender and agreed to perform a certain Revolving Line of Credit Note (the “Original Note”) in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) dated September 24, 2012 to evidence the Revolving Line of Credit Loan, a certain Stock Pledge Agreement (the “Original Stock Pledge Agreement”) dated September 24, 2012, and other Loan Documents (as defined in the Original Loan Agreement) dated on or about September 24, 2012 (the Original Loan Agreement, the Original Note, the Original Stock Pledge Agreement and such other Loan Documents are collectively, the “Original Loan Documents”).

C.            In connection with the Loan and the Original Loan Documents, Lender and Providence Bank executed that certain Participation Agreement (the “Participation Agreement”) dated to be effective as of September 24, 2012.

D.            Borrower, CITBA Financial Corporation, an Indiana corporation (“CITBA”), Michael F. Petrie, individually and Randall D. Rogers, individually entered into that certain Agreement and Plan of Merger dated to be effective as of May 6, 2013 (the “Merger Agreement”) wherein which Borrower agreed to merge with and into CITBA and immediately thereafter, Citizens Bank, an Indiana chartered commercial bank and a wholly-owned subsidiary of CITBA (“Citizens Bank”) is to be merged with and into Merchants Bank of Indiana, an Indiana charted commercial bank and a wholly-owned subsidiary of Borrower.

E.            Section 10.3(b) Sale of Assets, Accounts or Merger of the Original Loan Agreement provides as follows:

“(b)         Merger and Consolidation. Borrower will not and will cause Merchants Bank to not, without the prior written consent of Lender, consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into any of them without the prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed.”

F.             In connection with the Merger Agreement, Lender, Borrower and Providence Bank entered into that certain First Loan Modification and Reaffirmation Agreement dated effective as of August 1, 2013 (the “First Loan Modification”) wherein which Lender and Providence Bank consented to the Merger Agreement and Borrower reaffirmed all of Borrower’s representations, warranties, obligations, covenants and liabilities under the Original Loan Documents. The Original Loan Agreement, the Original Note, the Original Stock Pledge Agreement and the Original Loan Documents, as and to the extent amended and modified by the First Loan Modification are the “Loan Agreement,” the “Note,” the “Stock Pledge Agreement” and the “Loan Documents” and the Loan Agreement, the Note, the Stock Pledge Agreement, the Loan Documents and the First Loan Modification are collectively, the “Loan Documents.”

G.            Lender, Borrower and Providence Bank desire to: (i) amend and modify the Revolving Line of Credit Loan and the Note, the Loan Agreement, and to the extent necessary, the Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the Note from September 23, 2013 to September 22, 2014; and (ii) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the above Recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further, to induce Lender, Borrower and Providence Bank to consent to the amendments and modifications set forth in this Agreement, Lender, Borrower and Providence Bank hereby agree as follows:

1.             The Recitals set forth in the beginning of this Agreement are true and correct and are hereby incorporated as a material part of this Agreement.

2.             The Revolving Line of Credit Loan, the Note, the Loan Agreement, and to the extent necessary the Loan Documents, are hereby amended and modified so as to extend the maturity date of the Revolving Line of Credit Loan and the Note from September 23, 2013 to September 22, 2014.

3.             The Loan Agreement, the Note, and to the extent necessary, the Loan Documents are hereby further amended and modified so that the term “LIBO Rate” and the definition thereof are deleted in their entirety and replaced with the following:

“‘LIBO Rate’ shall mean the rate obtained by dividing: (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for the related LIBO Rate Interest Period, as determined by Lender in its discretion based upon reference to information which appears on page LIBOR01, captioned British Bankers Assoc. Interest Settlement

Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure, as of two Banking Days prior to the first day of a LIBO Rate Interest Period (as defined hereafter); by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as ‘Eurocurrency liabilities’ in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto as conclusively determined by Lender, absent manifest error. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically, without notice to the Borrower, on the first day of each LIBO Rate Interest Period. The interest rate change will not occur more often than each month. If the LIBO Rate becomes unavailable, Lender may designate a substitute index after notifying Borrower. This Agreement or Note, as may be applicable, expresses an initial interest rate and an initial index value to five (5) places to the right of the decimal point. This expression is done solely for convenience. The reference sources for the index used by Lender, as stated in this Agreement or Note, as may be applicable, may actually quote the index on any given day to as many as 5 places to the right of the decimal point. Therefore, the actual index value used to calculate the interest rate on and the amount of interest due under this Agreement or Note, as may be applicable, will be to 5 places to the right of the decimal point. As used herein, the term ‘LIBO Rate Interest Period’ shall mean one (1) month.”

4.             The Loan Agreement is further hereby amended and modified so as to delete in its entirety Section 2.2 Special Provisions Relating to LIBO Rate Option of the Loan Agreement and replace the same with the following:

“2.2        Special Provisions Relating to LIBO Rate.

(a)           Change in Law; Capital Adequacy; Loss; Indemnity. In the event that Lender reasonably determines that by reason of (i) any change arising after the date of this Agreement affecting the interbank eurocurrency market or affecting the position of Lender with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed, (ii) any change arising after the date of this

Agreement in any applicable law or governmental rule, regulation or order (or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (iii) any other circumstance affecting Lender or the interbank eurocurrency market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the LIBO Rate, plus the applicable number of basis points, shall not represent the effective pricing to Lender of accruing interest based upon the LIBO Rate, then, and in any such event, the accrual of interest based upon the LIBO Rate shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and beginning on the date of such suspension, interest shall accrue at a variable rate of interest per annum, which shall change in the manner set forth below, equal to that number of basis points in excess of or below the Prime Commercial Rate as Lender in its sole and reasonable judgment and discretion shall determine.

In the event that on any date Lender shall have reasonably determined that accruing interest hereunder based upon the LIBO Rate has become unlawful by compliance by Lender in good faith with any law, governmental rule, regulation or order, then, and in any such event, Lender shall promptly give notice thereof to Borrower. In such case, accruing interest based upon the LIBO Rate shall be terminated and Borrower shall, at the earlier of the end of each LIBO Rate Interest Period then in effect, or when required by law, repay the advances based upon the LIBO Rate together will all interest accrued thereon. In such case, when required by law, interest shall accrue hereunder at a variable rate of interest per annum, which shall change in the manner set forth below, equal to that number of basis points in excess of or below the Prime Commercial Rate as Lender in its sole and reasonable judgment and discretion shall determine.

If, due to (A) the introduction of or any change in or in the interpretation of any law or regulation, (B) the compliance with any guideline or request from any central bank or other public authority (whether or not having the force of law), or (C) the failure of Borrower to pay any amount when required by the terms of this Agreement or any Note, as may be applicable, there shall be any loss or increase in the cost to Lender of accruing interest on any Loan based upon the LIBO Rate, then Borrower agrees that Borrower shall, from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such loss or increased cost. A certificate as to the amount of such loss or increase cost, submitted to Borrower by Lender, shall be conclusive evidence, absent manifest error, of the correctness of such amount.”

5.             The Loan Agreement and, to the extent necessary, the Loan Documents are hereby further amended and modified so as to add a new Section 2.1(c) Prime Commercial Rate to the Loan Agreement so as to provide for the definition of the term “Prime Commercial Rate” which shall read as follows:

“(c)         Prime Commercial Rate. ‘Prime Commercial Rate’ shall mean the rate established by Lender from time to time based on its consideration of economic, money market, business and competitive factors as of an effective date determined by Lender, and it is not necessarily Lender’s most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate. The interest rate change will not occur more often than each Business Day (as defined hereafter). If the Prime Commercial Rate becomes unavailable, Lender may designate a substitute index after notifying Borrower. As used herein, the term ‘Business Day’ shall mean any day other than a Saturday, a Sunday, or a federal holiday, on which Lender is open for business.”

6.             The Loan Agreement, the Note and, to the extent necessary, the Loan Documents are hereby further amended and modified so as to delete the definition of the term “Default Rate” and replace the same with the following:

‘“Default Rate’ shall mean the Applicable Interest Rate on any Loan and any Note then in effect plus five percent (5.0%).”;

and further, Section 2.1(b) Default Rate of the Loan Agreement and, to the extent applicable, any similar provision contained in the Note or any of the Loan Documents are hereby deleted and replace the same with the following:

“Upon the occurrence of and during the continuance of an Event of Default, the outstanding principal amount of any Loan and any Note shall bear interest from the date of such occurrence at a rate per annum which is equal to five percent (5%) in excess of the Applicable Interest Rate then in effect.”

7.             Section 2.4 Calculation of Interest of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.4 Calculation of Interest. Interest on the unpaid principal balance of any Loan and any Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Any reference in this Agreement to a ‘per annum’ rate shall be based on a year of 360 days.”

8.             The Loan Agreement is hereby further amended and modified so as to delete Section 2.3 Interest Payment Dates of the Loan Agreement in its entirety and replace the same with the following:

“2.3        Interest Payment Dates.

(a)           Interest Payment Dates. Interest due on the outstanding Loan shall be payable monthly in arrears on the fifteenth (15th) day of each consecutive calendar month for the month just ended, with the first such payment due on October 15, 2012. If the due date of any payment under any Note shall be a day that is not a Banking Day, the due date will be extended to the next succeeding Banking Day.

(b)           Posting and Application of Payments. All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents shall be made to Lender at 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204 not later than 11:00 a.m. on the due date. Lender shall not be required to credit the applicable Loan for the amount of any item of payment or other payment that is unsatisfactory to Lender. All credits shall be provisional, subject to verification and final settlement. Lender may charge the applicable Loan for the amount of any item of payment or other payment that is returned to Lender unpaid or otherwise not collected.

Prior to an Event of Default under this Agreement, payments shall be applied first to interest, then to principal, then to any fees or other amounts due and owing to Lender in connection with the Indebtedness (as defined hereafter). After an Event of Default under this Agreement, payments may be applied, at Lender’s option, as follows: first to any collection costs or expenses (including reasonable attorneys’ fees), then to any late charges or other fees owing under the Loan Documents, then to accrued interest, then to principal. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Indebtedness or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender. As used in this Agreement, the term ‘Indebtedness’ shall mean any and all of Borrower’s liabilities, obligations and debts to Lender, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, lease obligations, overdraft indebtedness, credit card indebtedness, commercial card indebtedness, and any other obligations and liabilities of Borrower to Lender; whether any such indebtedness is due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether recovery on the indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever.

Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including any deduction for any setoff or counterclaim.”

9.             The Loan Agreement is hereby further amended and modified so as to delete in its entirety Section 4.1 Prepayment of the Loan Agreement and replace the same with the following:

“4.1        Prepayment of LIBO Rate Loans. In the event that any prepayment of a Loan accruing interest on a variable rate based on a LIBO Rate on a date other than the last Banking Day of the then current LIBO Rate Interest Period with respect thereto, Borrower shall indemnify Lender for any increase costs to Lender resulting from such prepayment.”

10.          The Loan Agreement is hereby further amended and modified so as to delete in its entirety Section 8.17 ERISA and Section 8.22 USA PATRIOT ACT Compliance and Disclosure therefrom.

11.          The Loan Agreement is hereby further amended and modified so as to add the following new Section 8.23 Anti-Terrorism Laws and Section 8.24 Important Information About Procedures Required by the USA Patriot Act thereto which shall read, respectively, as follows:

“8.23      Anti-Terrorism Laws. Borrower is not in violation of any Anti Terrorism Law (as defined hereafter) or engaged in nor has it conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Borrower does not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person (as defined hereafter), or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

The term ‘Anti-Terrorism Laws’ means those laws and sanctions relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.), and the sanction regulations promulgated pursuant thereto by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

The term ‘Blocked Person’ means any of the following: (i) a Person (as defined hereafter) that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (iii) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a Person listed above.

The term ‘Person’ means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.

8.24        Important Information About Procedures Required by the USA Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lender.

What this means: When an entity or person opens an account or establishes a relationship with Lender, Lender may ask for the name, address, date of birth, and other information that will allow the Lender to identify the entity or person who opens an account or establishes a relationship with Lender. Lender may also ask to see identifying documents for the entity or person.”

12.          The Loan Agreement is hereby further amended and modified so as to add the following new Section 10.19 Use of Generally Accepted Accounting Principles thereto which shall read as follows:

“10.19   Use of Generally Accepted Accounting Principles. All accounting terms not specifically defined herein shall be defined in accordance with Generally Accepted Accounting Principles as promulgated by the United States of America Financial Accounting Standards Board in the United States of America in effect from time to time (‘GAAP’). All financial computations to be made under this Agreement, unless otherwise specifically provided herein, shall be construed in accordance with GAAP. Whenever the term ‘Borrower’ is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its subsidiaries on a consolidated basis unless the context clearly requires otherwise.”

13.          The Loan Agreement is hereby further amended and modified so as to add the following new Section 10.20 Anti-Terrorism Laws, Section 10.21 ERISA, Section 10.22 Waiver of Notice, Section 10.23 Delay and Section 10.24 No Demand Waiver thereto which shall read, respectively, as follows:

“10.20   Anti-Terrorism Laws. Borrower shall not, at any time, (a) directly or through its Affiliates and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti Terrorism Law; or (d) fail to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming the compliance of Borrower with this section.

10.21      ERISA.

(a)           Borrower shall with respect to any Plan or Multiemployer Plan, as such terms are defined in Sections 3(2), 3(37) and 4001(a)(3) of ERISA:

(i)            at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 through 305 of the ERISA,

(ii)           promptly, after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of ERISA for the plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103,

(iii)          notify Lender immediately of any fact, including, but not limited to, any ‘Reportable Event,’ as that term is defined in Section 4043 of ERISA, arising in connection with Borrower’s Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer Borrower’s Plan, and

(iv)          notify Lender of the occurrence of any ‘Prohibited Transaction,’ as that term is defined in Section 406 of ERISA.

(b)           Borrower will not:

(i)            intentionally engage in any ‘Prohibited Transaction,’

(ii)           permit any Plan to be determined to be in ‘at-risk’ status, as defined in Section 303(i)() of ERISA or Section 430(i)(4) of the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import and the rules and regulations promulgated thereunder as from time to time in effect, or

(iii)          intentionally terminate any Plan in a manner which could result in the imposition of a lien on the property of Borrower pursuant to Section 4068 of ERISA.

10.22      Waiver of Notice. Borrower hereby waives notice of non-payment, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

10.23      Delay. No delay or omission on Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Event of Default.

10.24      No Demand Waiver. Borrower acknowledges and agrees that any Loan evidenced by any Note is payable on Lender’s DEMAND at any time at Lender’s sole option and discretion. The inclusion of specific default provisions, financial reporting requirements, financial covenants, other terms, conditions or covenants, or other rights of Lender in this Agreement or any Note or in any documents or instruments securing or relating to this Agreement or any Note, and/or the inclusion of or references to terms such as a ‘maturity date,’ a periodic loan - line of credit ‘review date,’ or any other similar references or terms in (a) any of Lender’s data or books and records related to the Loan evidenced by any Note, or (b) any future correspondence or communication between Lender and Borrower pertaining to any Loan evidenced by any Note, does not and shall not hereafter preclude, affect or waive Lender’s right to declare the loan evidenced by any Note due and payable, in full, on Lender’s DEMAND at any time at Lender’s sole option and discretion.”

14.          The Loan Agreement is hereby further amended and modified so as to add a new subsection (o) to Section 12.1 Nature of Events of the Loan Agreement which shall read as follows:

“(o)         Lender reasonably determines that a material adverse change has occurred with respect to (i) Borrower’s financial condition, results of operations, business or prospects, (ii) Borrower’s ability to pay any Loan in accordance with the terms thereof or hereof, or (iii) the value of any collateral for the Loans, or the priority of Lender’s lien on any collateral.”

15.          The Loan Agreement is hereby further amended and modified so as to add a new subsection (f) to Section 12.2 Default Remedies of the Loan Agreement which shall read as follows:

“(f)          Upon and after the occurrence of an Event of Default, at the election of Lender, (i) all interest accruing in respect of any loan or other obligation of Borrower under this Agreement shall be increased by a per annum percentage equal to five percent (5%) over the Applicable Interest Rate.”

16.          The Loan Agreement is hereby further amended and modified so as to delete in its entirety Section 13.8 Fees and Expenses of the Loan Agreement and replace the same with the following:

“13.8      Attorneys’ Fees and Expenses. Borrower agrees to pay all costs, expenses (including reasonable attorneys’ fees), and disbursements incurred by Lender on Borrower’s behalf (a) in all efforts made to enforce payment of the indebtedness evidenced by the Note and the Loan Documents or effect collection of any collateral for the Loan, (b) in connection with entering into, modifying, amending, and enforcing this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in maintaining, storing, or preserving any collateral for the Loan, or in instituting, enforcing and foreclosing on Lender’s security interest in any collateral for the Loan or possession of any premises containing any collateral for the Loan, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender’s transactions with Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements. Expenses being reimbursed by Borrower under this section include costs and expenses incurred in connection with: (t) appraisals and insurance reviews; (u) environmental examinations and reports; (v) field examinations and the preparation of reports based thereon; (w) the fees charged by a third party retained by Lender or the internally allocated fees for each Person employed by Lender with respect to each field examination; (x) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of Lender; (y) taxes, fees and other charges for (i) lien and title searches and title insurance and (ii) the recording of any mortgages, filing of any financing statements and continuations, and other actions to perfect, protect, and continue Lender’s security interests; (z) sums paid or incurred to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; and (aa) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the collateral for the Loan.”

17.          The Note is hereby amended and modified so as to delete in its entirety the section entitled “MANNER OF PAYMENT” and replace the same with the following:

“MANNER OF PAYMENT

Interest on the Principal Sum shall be payable monthly in arrears commencing on the fifteenth (15th) day of October, 2012 and on the fifteenth (15th) day of each succeeding calendar month. Notwithstanding the foregoing, if the due date of any payment under this Note shall be a day that is not a Banking Day (as defined in the Loan Agreement), the due date will be extended to the next succeeding Banking Day.

All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents shall be made to Lender at 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204 not later than 11:00 a.m. on the due date. Lender shall not be required to credit the applicable Loan for the amount of any item of payment or other payment that is unsatisfactory to Lender. All credits shall be provisional, subject to verification and final settlement. Lender may charge the applicable Loan for the amount of any item of payment or other payment that is returned to Lender unpaid or otherwise not collected.

Prior to an Event of Default under this Agreement, payments shall be applied first to interest, then to principal, then to any fees or other amounts due and owing to Lender in connection with the Indebtedness (as defined in the Loan Agreement). After an Event of Default under this Note, payments may be applied, at Lender’s option, as follows: first to any collection costs or expenses (including reasonable attorneys’ fees), then to any late charges or other fees owing under the Loan Documents, then to accrued interest, then to principal. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Indebtedness or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including any deduction for any setoff or counterclaim.”

18.          The Note is hereby further amended and modified so as to delete the last sentence of the section entitled “DEFAULT” and add the following language to the end of the section entitled “DEFAULT” which shall read as follows:

“Borrower agrees to pay all costs, expenses (including reasonable attorneys’ fees), and disbursements incurred by Lender on Borrower’s behalf

(a) in all efforts made to enforce payment of the indebtedness evidenced by the Note and the Loan Documents or effect collection of any collateral for the Loan, (b) in connection with entering into, modifying, amending, and enforcing this Note or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in maintaining, storing, or preserving any collateral for the Loan, or in instituting, enforcing and foreclosing on Lender’s security interest in any collateral for the Loan or possession of any premises containing any collateral for the Loan, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender’s transactions with Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Note and all related agreements. Expenses being reimbursed by Borrower under this section include costs and expenses incurred in connection with: (t) appraisals and insurance reviews; (u) environmental examinations and reports; (v) field examinations and the preparation of reports based thereon; (w) the fees charged by a third party retained by Lender or the internally allocated fees for each Person (as defined in the Loan Agreement) employed by Lender with respect to each field examination; (x) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of Lender; (y) taxes, fees and other charges for (i) lien and title searches and title insurance and (ii) the recording of any mortgages, filing of any financing statements and continuations, and other actions to perfect, protect, and continue Lender’s security interests; (z) sums paid or incurred to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; and (aa) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the collateral for the Loan.”

19.          Providence Bank hereby consents to the amendments and modifications set forth in this Agreement. Providence Bank acknowledges receipt of a copy of this Agreement.

20.          Borrower hereby reaffirms all representations and warranties of Borrower in the Loan Documents.

21.          Borrower hereby represents and warrants to Lender that there is no default or Event of Default (as defined in the Loan Agreement) nor event which with the giving of notice, the passage of time or both, would become an Event of Default under or in connection with the Loan Documents.

22.          Lender, Borrower and Providence Bank hereby agree that the Loan Documents, to the extent necessary, are hereby amended and modified to reflect the amendments and modifications set forth in this Agreement.

23.          Borrower agrees to pay to Lender on the date hereof a fully-earned and non-refundable extension/modification fee of Eighteen Thousand and 00/100 Dollars ($18,000.00).

24.          This Agreement is a modification only and not a novation or accord and satisfaction. Except for the above-referenced amendments and modifications, the Loan Agreement, the Note, the Stock Pledge Agreement, the Loan Documents, the Participation Agreement and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the amendments and modifications herein deemed to be incorporated therein.

25.          Borrower for itself and its successors and assigns (collectively, the “Releasing Parties”), hereby release and discharge Lender, its officers, directors, agents, employees, attorneys, participants, legal representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, demands, actions, damages and causes of action which any of the Releasing Parties have asserted or claimed or might now or hereafter assert or claim against all or any of the Released Parties, whether known or unknown, arising out of, related to or in any way connected with or based upon any Prior Related Event (as defined hereafter). As used herein, the term “Prior Related Event” shall mean any act, omission, circumstance, agreement, loan, extension of credit, transaction, transfer, payment, event, action or occurrence between, among or involving Borrower or any of the property of Borrower and all or any of the Released Parties and which was made or extended or which occurred at any time or times prior to the execution of this Agreement. Borrower agrees and acknowledges that this release is not to be construed as or deemed an acknowledgement or admission on the part of any of the Released Parties of liability for any matter or as precedent upon which any liability may be asserted.

Notwithstanding the amendments and modifications set forth in this Agreement, Borrower does hereby reaffirm and ratify to Lender its continuing liability and responsibility, and agrees to pay, perform, observe and be bound by all of the terms, conditions, covenants, agreements, stipulations, representations, warranties, obligations and liabilities under the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement, and further, the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, without the right of offset, defense or counterclaim thereto, and further, nothing herein contained, and nothing done pursuant to this Agreement shall affect or shall be construed as affecting or is intended to release or affect the liability of Borrower under the Loan Agreement, the Note and the Loan Documents, respectively, as may be applicable, and except for the specific amendments and modifications set forth herein, shall not alter, waive, amend, vary or affect any provision, condition or covenant contained in the Loan Agreement, the Note and the Loan Documents, and except for the specific amendments and modifications set forth herein, shall not affect or impair any rights, powers or remedies of Lender as contained in the Loan Agreement, the Note and the Loan Documents, it being the intent of Borrower that the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are hereby confirmed and ratified in all respects as of the date hereof.

LENDER

The Huntington National Bank,
a national banking association

By:	/s/ Kelly Queisser
Kelly Queisser, Vice President

BORROWER

Merchants Bancorp,
an Indiana corporation

By:	/s/ Michael F. Petrie
Michael F. Petrie, Chairman and CEO

PROVIDENCE BANK

Providence Bank,
a Missouri state banking corporation

By:	/s/ Michael J. Hoelscher
Michael J. Hoelscher, Senior Vice President